UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported) February 24, 2015

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Matador Resources Company
(Exact name of registrant as specified in its charter)
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Texas	001-35410	27-4662601
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5400 LBJ Freeway, Suite 1500, Dallas, Texas	75240
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (972) 371-5200
Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
The information set forth under Item 2.01 of this current report on Form 8-K (this “Current Report”) regarding the Merger Agreement Amendment (as defined below), registration rights agreement, voting agreement and the Guaranty (as defined below) related to the Assumed Indebtedness (as defined below) is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.
Merger Agreement Closing
On February 27, 2015, Matador Resources Company (“Matador”) and its wholly-owned subsidiary MRC Delaware Resources, LLC (“MRC Delaware”) consummated the previously disclosed transactions contemplated by that certain Agreement and Plan of Merger, dated as of January 19, 2015 (as amended, the “Merger Agreement”), among Matador, MRC Delaware, HEYCO Energy Group, Inc. (the “Seller”) and its wholly-owned subsidiary, Harvey E. Yates Company (the “Target”). Pursuant to the terms of the Merger Agreement, the Target merged with and into MRC Delaware (the “Merger”), with MRC Delaware continuing as a wholly-owned subsidiary of Matador and holding all of the assets of the Target, which consist of certain oil and natural gas properties in Eddy and Lea Counties, New Mexico (together with related equipment, contracts, records and other assets, the “Assets”). The Assets include approximately 58,600 gross (18,200 net) acres (subject to adjustment as set forth in the Merger Agreement) located in Lea and Eddy Counties, New Mexico, strategically located near Matador’s existing Permian Basin acreage.
Upon the closing of the Merger, Matador paid aggregate cash and equity consideration for the Merger, subject to certain adjustments as discussed below, of (i) approximately $33.6 million in cash (including the assumption of approximately $12.0 million in continuing debt obligations), (ii) 3,300,000 shares of Matador’s common stock (“Common Stock”) and (iii) 150,000 shares of a new class of Matador’s Series A Convertible Preferred Stock (the “Series A Preferred Stock”). In addition, Matador paid approximately $3.0 million in cash as an adjustment for production, revenues and operating and capital expenditures of the Target from September 1, 2014 to the closing. Pursuant to the terms of the Merger Agreement, 125,000 of the 150,000 shares of Series A Preferred Stock issued upon the closing of the Merger were placed into escrow to satisfy post-closing adjustments to the merger consideration for title or environmental title defects on the Assets, subject to certain threshold amounts. The private placement of the Common Stock and Series A Preferred Stock was made in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) thereof.
The Series A Preferred Stock will convert into shares of Common Stock on a basis of 10 shares of Common Stock for each share of Series A Preferred Stock upon Matador shareholder approval of an amendment to Matador’s Amended and Restated Certificate of Formation to increase the number of authorized shares of Common Stock by an amount sufficient to issue the number of shares of Common Stock to be issued to the holders of Series A Preferred Stock upon such conversion (the “Charter Amendment”). On February 25, 2015, Matador filed a definitive proxy statement with the Securities and Exchange Commission (the “SEC”) and began mailing to its shareholders such proxy materials related to a special meeting of shareholders to be held on April 2, 2015 at 9:30 a.m., Central Time, for the purpose of approving the Charter Amendment. Shareholders may obtain a copy of this and other reports free of charge at www.matadorresources.com, by contacting Matador’s Investor Relations Department at (972) 371-5200 or investors@matadorresources.com or by accessing the SEC’s website at www.sec.gov.
The shares of Series A Preferred Stock will be entitled to receive any cash dividends declared on the Common Stock on an as-converted basis. In addition, if the Charter Amendment is not approved by Matador’s shareholders prior to August 27, 2015, the holders of Series A Preferred Stock shall be entitled to receive dividends on the Series A Preferred Stock in cash at a quarterly rate of $1.80 per share of Series A Preferred Stock. The holders of Series A Preferred Stock will vote, on an as-converted basis, together with the holders of Common Stock as a single class, except with respect to matters that would adversely affect the holders of Series A Preferred Stock as compared to the holders of Common Stock, in which case the holders of Series A Preferred Stock will vote as a separate class.
A copy of the Merger Agreement is filed as Exhibit 2.1 to this Current Report and is incorporated herein by reference.

Amendment to Merger Agreement
In connection with the closing of the Merger, on February 27, 2015, Matador, MRC Delaware, Seller and Target entered into an amendment to the Merger Agreement (the “Merger Agreement Amendment”) pursuant to which the appointment of Mr. George M. Yates as a member of Matador’s Board of Directors was delayed. The Merger Agreement originally provided that Mr. Yates was to join Matador’s Board of Directors as a Class II director upon closing of the transactions contemplated by the Merger Agreement. As previously disclosed and in accordance with the requirements of the original Merger Agreement, on January 19, 2015, subject to the closing of transactions contemplated by the Merger Agreement, Matador’s Board of Directors appointed Mr. Yates as a Class II director (the “Prior Board Appointment”).

Matador is currently negotiating the formation of joint ventures with two entities that are affiliated with Mr. Yates to develop certain properties owned by such entities located in Lea and Eddy Counties, New Mexico (the “Joint Ventures”). The Merger Agreement Amendment provides that Mr. Yates shall be appointed to Matador’s Board of Directors as a Class I director upon the earlier of consummation of such joint ventures and April 15, 2015 (the “Appointment Date”). On February 24, 2015, Matador’s Board of Directors rescinded the Prior Board Appointment and appointed Mr. Yates as a Class I director effective upon the Appointment Date until the next election of directors by Matador’s shareholders and, thereafter, until his successor is duly appointed.
In addition, the Merger Agreement Amendment provided for an increase in the shares of Common Stock issued as consideration for the Merger to 3,300,000 and a corresponding decrease in the cash consideration by approximately $3.8 million.
The description of the Merger Agreement Amendment set forth above is qualified in its entirety by reference to the Merger Agreement Amendment, a copy of which is filed as Exhibit 2.2 to this Current Report and is incorporated herein by reference.

Registration Rights Agreement
In connection with the closing of the Merger, on February 27, 2015, Matador entered into a registration rights agreement with the Seller, pursuant to which Matador will be required, upon request from the Seller at any time on or after the one year anniversary of the closing, to file and maintain a shelf registration statement with respect to the resale of the shares of Common Stock issued as consideration for the Merger and upon conversion of the Series A Preferred Stock, respectively, and to provide piggyback registration rights for such shares of Common Stock.
The description of the registration rights agreement set forth above is qualified in its entirety by reference to the registration rights agreement, a copy of which is filed as Exhibit 4.1 to this Current Report and is incorporated herein by reference.

Voting Agreement
On February 25, 2015, Matador filed a definitive proxy statement with the SEC and began mailing to its shareholders such proxy materials related to a special meeting of shareholders to be held on April 2, 2015 at 9:30 a.m., Central Time, for the purpose of approving the Charter Amendment. All shareholders of record as of the close of business on February 18, 2015 will be entitled to vote at the special meeting, and, as a result, the Seller will not be entitled to vote on the Charter Amendment at the special meeting.
In connection with the closing of the Merger, on February 27, 2015, Matador and the Seller entered into a voting agreement pursuant to which the Seller agreed to vote all of its shares of Common Stock and Series A Preferred Stock in favor of the Charter Amendment if such proposal is presented at the 2015 Annual Meeting and any other meeting of Matador’s shareholders at which action is to be taken with respect to approval of the Charter Amendment (including any adjournment or postponement thereof), and on any action or approval by written consent of Matador’s shareholders with respect to the approval of the Charter Amendment. Pursuant to the voting agreement, the Seller agreed not to transfer any of its shares of Common Stock or Series A Preferred Stock for a period of six months after the closing of the Merger or until the termination of the voting agreement. The voting agreement will terminate on the date that the Series A Preferred Stock automatically converts into Common Stock.
The description of the voting agreement set forth above is qualified in its entirety by reference to the voting agreement, a copy of which is filed as Exhibit 4.2 to this Current Report and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
In connection with the closing of the Merger, Matador executed a guaranty (the “Guaranty”), dated as of February 27, 2015, in favor of PlainsCapital Bank (“PlainsCapital”) pursuant to which Matador guaranteed MRC Delaware’s payment obligations under the indebtedness assumed by MRC Delaware in connection with the Merger (the “Assumed Indebtedness”). Such Assumed Indebtedness is evidenced by a loan agreement and a promissory note executed by MRC Delaware in favor of PlainsCapital in the principal amount of $12,500,000. The principal and interest under such promissory note are due and payable on July 24, 2015, and outstanding borrowings under the promissory note bear interest at a variable annual rate equal to the prime rate, but in no event less than 3.25%. Such borrowings are secured by substantially all of the Assets acquired in connection with the Merger.
Pursuant to the Guaranty, Matador has agreed to guarantee MRC Delaware’s prompt, complete and full payment of the principal and interest and other fees and obligations relating to the Assumed Indebtedness. In addition, Matador has agreed to comply with a provision of the loan agreement governing the Assumed Indebtedness that sets forth a funded debt to EBITDA

(defined as net income before interest, taxes, depletion, depreciation, intangible drilling costs and amortization) ratio covenant, which is defined as total funded debt outstanding for Matador and its consolidated subsidiaries divided by a rolling four quarter EBITDA calculation for Matador and its consolidated subsidiaries, of 4.25 or less. A failure by Matador to meet the requirements of such covenant, or a failure to otherwise comply with the payment guaranty provisions set forth in the Guaranty, will constitute an event of default under the Third Amended and Restated Credit Agreement, dated September 28, 2012, by and among MRC Energy Company, as Borrower, the lending entities from time to time parties thereto, as Lenders, and Royal Bank of Canada, as Administrative Agent, as amended.
The description of the Guaranty set forth above is qualified in its entirety by reference to the Guaranty, a copy of which is filed as Exhibit 10.1 to this Current Report and is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.
The information set forth under Item 2.01 of this Current Report regarding the issuance and sale of shares of Common Stock and Series A Preferred Stock to the Seller is incorporated herein by reference. The private placement of the Common Stock and Series A Preferred Stock was made in reliance upon an exemption from the registration requirements of the Securities Act , pursuant to Section 4(a)(2) thereof. Matador’s reliance on the exemption from the registration requirement afforded by Section 4(a)(2) of the Securities Act is based on the following:

•
the Seller was advised prior to entering into the Merger Agreement that, among other things, none of the shares of Common Stock or Series A Preferred Stock that would be issued pursuant to the Merger Agreement nor any of the shares of Common Stock issuable upon conversion of the Series A Preferred Stock would be registered under the Securities Act and therefore none of the issued or issuable shares would be freely transferable;

•	the Seller was provided access to Matador’s recent filings with the SEC;

•	all communications with the Seller were effected without any general solicitation or public advertising; and

•
in the Merger Agreement, the Seller represented and warranted to Matador and MRC Delaware that the Seller is an accredited investor within the meaning of Rule 501 of Regulation D under the Securities Act, and that the Seller is acquiring the Common Stock and Series A Preferred Stock for its own account for investment and not with a view to, or for sale or other disposition in connection with, any distribution of all or any part thereof, except in compliance with applicable federal and state securities laws.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
The information set forth under Item 2.01 of this Current Report regarding the appointment of George M. Yates to Matador’s Board of Directors is incorporated herein by reference. Information regarding Mr. Yates’ background was previously provided in a Current Report on Form 8-K filed with the SEC on January 20, 2015 and is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On January 19, 2015, Matador’s Board of Directors approved, subject to the closing of the Merger, the creation of the Series A Preferred Stock. On February 25, 2015, Matador filed a statement of resolutions with the Secretary of State of the State of Texas designating the terms, preferences and other rights of the Series A Preferred Stock. The statement of resolutions became effective at 12:01 a.m., Central Time, on February 27, 2015.
The information set forth under Item 2.01 of this Current Report regarding the terms of the Series A Preferred Stock, which are included in the statement of resolutions, is incorporated herein by reference. The description of the statement of resolutions set forth herein is qualified in its entirety by reference to the statement of resolutions, a copy of which is filed as Exhibit 3.1 to this Current Report and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.
On March 2, 2015, Matador issued a press release (the “Press Release”) announcing the closing of the transactions contemplated by the Merger Agreement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report.
The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and will not be incorporated by reference into any filing under the Securities Act or the Exchange Act, unless specifically identified therein as being incorporated therein by reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description of Exhibit
2.1
Agreement and Plan of Merger, dated as of January 19, 2015, by and among HEYCO Energy Group, Inc., Harvey E. Yates Company, Matador Resources Company and MRC Delaware Resources, LLC (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed on January 20, 2015).*

2.2
Amendment No. 4 to Agreement and Plan of Merger, dated as of February 27, 2015, by and among HEYCO Energy Group, Inc., Harvey E. Yates Company, Matador Resources Company and MRC Delaware Resources, LLC.*

3.1	Statement of Resolutions for Series A Convertible Preferred Stock.
4.1	Registration Rights Agreement, dated February 27, 2015, between Matador Resources Company and HEYCO Energy Group, Inc.
4.2	Voting Agreement, dated February 27, 2015, between Matador Resources Company and HEYCO Energy Group, Inc.
10.1	Guaranty, dated February 27, 2015, by Matador Resources Company in favor of PlainsCapital Bank.
99.1	Press Release, dated March 2, 2015.

*	Pursuant to Item 601(b)(2) of Regulation S-K, Matador agrees to furnish supplementally a copy of any omitted exhibit or schedule to the SEC upon request.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATADOR RESOURCES COMPANY

Date: March 2, 2015	By:	/s/ Craig N. Adams
	Name:	Craig N. Adams
	Title:	Executive Vice President

Exhibit Index

Exhibit No.	Description of Exhibit
2.1
Agreement and Plan of Merger, dated as of January 19, 2015, by and among HEYCO Energy Group, Inc., Harvey E. Yates Company, Matador Resources Company and MRC Delaware Resources, LLC (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed on January 20, 2015).*

2.2
Amendment No. 4 to Agreement and Plan of Merger, dated as of February 27, 2015, by and among HEYCO Energy Group, Inc., Harvey E. Yates Company, Matador Resources Company and MRC Delaware Resources, LLC.*

3.1	Statement of Resolutions for Series A Convertible Preferred Stock.
4.1	Registration Rights Agreement, dated February 27, 2015, between Matador Resources Company and HEYCO Energy Group, Inc.
4.2	Voting Agreement, dated February 27, 2015, between Matador Resources Company and HEYCO Energy Group, Inc.
10.1	Guaranty, dated February 27, 2015, by Matador Resources Company in favor of PlainsCapital Bank.
99.1	Press Release, dated March 2, 2015.

*	Pursuant to Item 601(b)(2) of Regulation S-K, Matador agrees to furnish supplementally a copy of any omitted exhibit or schedule to the SEC upon request.